Exhibit 99.1

NEWS RELEASE	Nasdaq: OMNI
4500 NE Evangeline Thwy • Carencro, LA 70520 • Phone • 337-896-6664 • Fax 337-896-6655

FOR IMMEDIATE RELEASE	No. 08-08

For more information contact: Ronald D. Mogel, Senior Vice President and Chief Financial Officer

Phone: (337) 896-6664

OMNI TO PRESENT AT BURKENROAD REPORTS

12th ANNUAL INVESTMENT CONFERENCE

CARENCRO, LA – April 7, 2008 – OMNI ENERGY SERVICES CORP. (NASDAQ GM: OMNI) (“OMNI” or the “Company”) plans to make a presentation to the investment community at the 12th Annual BURKENROAD REPORTS Investments Conference in New Orleans, LA. The presentation is scheduled for 11:30 a.m. Central Daylight Time, Friday, April 25, 2008, and will be held at the Sheraton New Orleans Hotel. The presentation will be made by Brian J. Recatto, the Company’s Chief Operating Officer, and by Ronald D. Mogel, the Company’s Chief Financial Officer. In addition, Messrs. Recatto and Mogel plan to make a presentation to various investor groups in New York beginning on Tuesday, April 8, 2008.

The slides used in each presentation will also be available on the investor relations page of the Company’s website at http://www.omnienergy.com/burkenroad.pdf beginning April 8, 2008.

Headquartered in Carencro, LA, OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating primarily in the United States of America and the Gulf of Mexico. OMNI provides its services through five business divisions: Seismic Drilling (including drilling, survey and permitting services), Environmental Services, Equipment Leasing, Transportation Services and Other Services. OMNI’s seismic services play a significant role with geophysical companies who have operations in marsh, swamp, shallow water and the U.S. Gulf Coast, also called transition zones, and contiguous dry land areas, also called highland zones. OMNI’s environmental, leasing, transportation and other services provide important support to oil and gas companies operating in south Louisiana, east Texas (including the Barnett Shale region), the Rocky Mountains and the Gulf of Mexico.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties detailed in OMNI’s filings with the Securities and Exchange Commission.